TO THE SECRETARY OF
IDS LIFE INSURANCE COMPANY

At the Meeting of the Board of Directors of IDS Life Insurance Company held on October 16th, 1985, the Board of Directors:

         RESOLVED, That the five separate accounts, IDS Life Accounts P, Q, R, S and T, established in accordance with Section 61A.14 Minnesota Statutes at a meeting of the Board of Directors of the Corporation on May 9, 1985, are hereby collectively reconstituted as IDS Life Variable Life Separate Account (currently comprised of five subaccounts) which the Board establishes as a Successor Issuer under Rule 414 of the Securities Act of 1933...; and

         RESOLVED FURTHER, That the proper officers of the Corporation are hereby authorized and directed to establish such additional subaccounts in the future as they determine to be appropriate.

As President of IDS Life Insurance Company, I hereby establish, in accordance with the above resolutions and pursuant to the authority granted by the Board of Directors of IDS Life Insurance Company, the following additional subaccounts within the Separate Account:

o  Subaccount FBC, to invest in shares of AXPsm Variable Portfolio -
   Blue Chip Advantage Fund;
o  Subaccount FBD, to invest  in  shares  of AXPsm  Variable Portfolio -
   Bond Fund;
o  Subaccount FCR, to invest in shares of AXPsm  VariablePortfolio -
   Capital  Resource  Fund;
o  Subaccount FCM, to invest in shares of AXPsm Variable Portfolio -
   Cash Management Fund;
o  Subaccount FDE, to invest in shares of AXPsm Variable Portfolio -
   Diversified Equity Income Fund;
o  Subaccount FEM, to invest in shares of AXPsm Variable Portfolio -
   Emerging Markets Fund;
o  Subaccount FEX, to invest in shares of AXPsm Variable Portfolio -
   Extra Income Fund;
o  Subaccount FFE, to invest in shares of AXPsm Variable Portfolio -
   Federal Income Fund;
o  Subaccount FGB, to invest in shares of AXPsm Variable Portfolio -
   Global Bond Fund;
o  Subaccount FGR, to invest in shares of AXPsm Variable Portfolio -
   Growth Fund;
o Subaccount FIE, to invest in shares of AXPsm Variable Portfolio - International Fund;
o  Subaccount FMF, to invest in shares of AXPsm Variable Portfolio -
   Managed Fund;
o  Subaccount FSP, to invest in shares of AXPsm Variable Portfolio -
   S&P 500 Index Fund;
o  Subaccount FSM, to invest in shares of AXPsm Variable Portfolio -
   Small Cap Advantage Fund;
o  Subaccount FSA, to invest in shares of AXPsm Variable Portfolio -
   Strategy Aggressive Fund;
o  Subaccount FCA, to invest in shares of AIM V.I. Capital Appreciation Fund;
o  Subaccount FCD, to invest in shares of AIM V.I. Capital Development Fund;
o  Subaccount FIR, to invest in shares of American Century VP International;
o  Subaccount FVL, to invest in shares of American Century VP Value;
o  Subaccount FSB, to invest in shares of Calvert Social Balanced Portfolio;
o Subaccount FGC, to invest in shares of Fidelity VIP III Growth & Income Portfolio (Service Class);
o Subaccount FMP, to invest in shares of Fidelity VIP III Mid Cap Portfolio (Service Class);
o Subaccount FOS, to invest in shares of Fidelity VIP Overseas Portfolio (Service Class);
o Subaccount FRE, to invest in shares of FTVIPT Franklin Real Estate Fund - Class 2;
o  Subaccount FSV, to invest in shares of FTVIPT Franklin Value Securities Fund
   - Class 2;
o Subaccount FIS, to invest in shares of FTVIPT Templeton International Smaller Companies Fund - Class 2;
o Subaccount FSE, to invest in shares of Goldman Sachs VIT COREsm Small Cap Equity Fund;
o  Subaccount FUE, to invest in shares of Goldman  Sachs VIT COREsm U.S.
   Equity Fund;
o  Subaccount FMC, to invest in shares of Goldman Sachs VIT Mid Cap Value Fund;

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o  Subaccount FAG, to invest in shares of Janus Aspen Series Aggressive Growth
   Portfolio: Service Shares;
o  Subaccount FGT, to invest in shares of Janus Aspen Series Global Technology
   Portfolio: Service Shares;
o Subaccount FIG, to invest in shares of Janus Aspen Series International Growth Portfolio: Service Shares;
o Subaccount FIP, to invest in shares of Lazard Retirement Series International Equity Portfolio;
o  Subaccount FGW, to invest in shares of MFS(R) VIT Growth Series -
   Service Class;
o Subaccount FDS, to invest in shares of MFS(R) VIT New Discovery Series - Service Class;
o Subaccount FIN, to invest in shares of Putnam VT International New Opportunities Fund - Class IB Shares;
o  Subaccount FVS, to invest in shares of Putnam VT Vista Fund - Class IB
   Shares;
o  Subaccount FMI, to invest in shares of Royce Micro-Cap Portfolio;
o  Subaccount FVA, to invest in shares of Third Avenue Value  Portfolio;
o  Subaccount FIC, to invest in shares of Wanger  International Small Cap;
o  Subaccount FAP, to invest in shares of Wanger  U.S.  Small Cap;
o Subaccount FEG, to invest in shares of Warburg Pincus Trust - Emerging Growth Portfolio

In accordance with the above resolutions and pursuant to authority granted by the Board of Directors of IDS Life Insurance Company, the unit investment trust comprised of IDS Life Variable Life Separate Account and consisting of 17 subaccounts is hereby reconstituted as IDS Life Variable Life Separate Account consisting of 59 subaccounts.

                                                   Received by the Secretary
/s/  Richard W. Kling                              April 25, 2000
     Richard W. Kling

                                                  /s/ William A. Stoltzmann
                                                      William A. Stoltzmann